UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2018

Luther Burbank Corporation
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	68-0270948 (I.R.S. employer identification number)

520 Third St, Fourth Floor, Santa Rosa, California (Address of principal executive offices)	95401 (Zip code)

Registrant's telephone number, including area code: (844) 446-8201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
(b) John G. Biggs will retire as the President and CEO and as a member of the Board of Directors of Luther Burbank Corporation (the “Company”) and of its subsidiaries effective January 2, 2019. Mr. Biggs has served the Company for over 30 years and has held his current role since 2007. In connection with his retirement, on November 30, 2018, the Company entered into a Retirement and Consulting Agreement and General Release of Claims (“Consulting Agreement”) with Mr. Biggs. In compensation for his consulting services, Mr. Biggs will receive (i) a total of $300,000 in cash consulting fees, payable in 12 monthly installments of $25,000 each; (ii) a one-time benefits continuation payment of $86,000, payable by January 11, 2019, subject to his execution and non-revocation of the included release of claims on January 2, 2019. The Consulting Agreement also includes confidentiality, non-disparagement, non-competition, non-solicitation, and cooperation in litigation covenants; as consideration for these promises and covenants and the release of claims, the Company will make a one-time payment to Mr. Biggs of $1,270,000, payable by January 11, 2019. Mr. Biggs will be eligible to receive a cash bonus with respect to the Company’s 2018 performance, subject to the achievement of the applicable performance metrics thereunder and any adjustments in the payouts thereunder that are made at the discretion of the Company’s compensation committee. As provided for in the restricted stock unit award agreements between the Company and Mr. Biggs dated December 7, 2017, the vesting of 260,466 restricted stock units will be accelerated and the units will vest upon his retirement on January 2, 2019.
The foregoing description of the terms of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, which is included as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
(c) On November 30, 2018, the Board appointed Simone Lagomarsino as President and Chief Executive Officer of the Company and its subsidiaries effective January 2, 2019. Effective November 30, 2018, Ms. Lagomarsino was also elected to the Company’s Board of Directors. Ms. Lagomarsino, age 57, was most recently President and CEO of the Western Bankers Association and a director of Pacific Premier Bancorp. Prior to those roles, Ms. Lagomarsino served as CEO of Heritage Oaks Bank, and President and CEO of Heritage Oaks Bancorp, headquartered in Paso Robles, California. Ms. Lagomarsino also previously held executive positions with Hawthorne Financial Corporation, Ventura County National Bank, and Kinecta Federal Credit Union. Additionally, Ms. Lagomarsino currently serves on the board of directors of the Federal Home Loan Bank of San Francisco.
In connection with her appointment, the Company executed an Employment Agreement with Ms. Lagomarsino on November 30, 2018. The Employment Agreement has an initial three-year term with automatic one-year renewal periods thereafter, unless Ms. Lagomarsino or the Company provides notice of non-renewal at least 60 days prior to the next renewal date. The Employment Agreement provides, among other things, for the following: (i) an annual base salary of $700,000; (ii) an annual cash bonus target of 75% of base salary; (iii) a cash bonus of $350,000, payable by February 1, 2019; (iv) two restricted stock grants valued at $500,000 each and vesting ratably over three and four years on the anniversary of her start date, respectively; (v) reimbursement of up to $20,000 in reasonable relocation expenses; (vi) certain severance payments to be made to Ms. Lagomarsino in the event Ms. Lagomarsino is terminated by the Company without cause, or she terminates her employment for good reason; and (vii) increased severance payments in the event Ms. Lagomarsino is terminated by the Company without cause, or she terminates her employment for good reason, within one year following the occurrence of a change in control of the Company.

The foregoing description of the terms of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is included as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.
Ms. Lagomarsino has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On December 3, 2018, the Company issued a press release regarding Ms. Lagomarsino’s appointment and Mr. Biggs’ resignation. The press release is filed with this report on Form 8-K as Exhibit 99.1.
(e) On November 30, 2018, the Company entered into restated and amended employment agreements (“Amended Employment Agreements”) with Laura Tarantino, the Company’s Chief Financial Officer, and Liana Prieto, the Company’s General Counsel and Corporate Secretary. The Amended Employment Agreements are effective on January 2, 2019, and have an initial three-year term, with automatic one-year renewal periods thereafter unless Ms. Tarantino or Ms. Prieto or the Company provides notice of non-renewal at least 60 days prior to the next renewal date. The Amended Employment Agreements provide for (i) payment of annual base salary of $357,500 and $393,750, respectively, subject to annual review by the Company’s Compensation Committee; (ii) an annual cash bonus target of 75% of base salary; and, (iii) certain severance payments to be made to Ms. Tarantino or to Ms. Prieto should she be terminated by the Company without cause or in the event Ms. Tarantino or Ms. Prieto terminates her employment for good reason. On November 30, 2018, Luther Burbank Savings also entered into a Second Amendment to the Luther Burbank Savings Salary Continuation Agreement with Ms. Tarantino (“Second Amendment”). The Second Amendment provides that should Ms. Tarantino be subject to an early involuntary termination, as defined therein, the amount of the benefit payable to her under the Salary Continuation Agreement will be 80% of compensation notwithstanding the vesting of the benefit at the time of any such early involuntary termination.

The foregoing description of the terms of the Amended Employment Agreements and the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Employment Agreements and the Second Amendment, which are included as Exhibits 10.3, 10.4 and 10.5 to this Form 8-K and are incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits:

10.1	Retirement and Consulting Agreement and General Release of Claims by and between Luther Burbank Corporation and John G. Biggs, dated November 30, 2018
10.2	Employment Agreement by and between Luther Burbank Corporation and Simone Lagomarsino, dated November 30, 2018
10.3	Amended and Restated Employment Agreement by and between Luther Burbank Corporation and Laura Tarantino, dated November 30, 2018
10.4	Amended and Restated Employment Agreement by and between Luther Burbank Corporation and Liana Prieto, dated November 30, 2018
10.5	Second Amendment to the Salary Continuation Agreement between Luther Burbank Savings and Laura Tarantino, dated November 30, 2018
99.1	Press Release dated December 3, 2018
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUTHER BURBANK CORPORATION

DATED: December 6, 2018	By: /s/ Liana Prieto
Liana Prieto
Executive Vice President, General Counsel and Corporate Secretary